EXHIBIT 4.6

                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 12, 2000, among SMARTSERV ONLINE, INC., a Delaware corporation (the "Company") and the investors listed on Schedule A hereto (collectively, the "Investors", and each, individually, an "Investor"). The term "Investor" as used herein shall further include any Affiliate or member of an Affiliated Group of such Investor and any permitted transferee of any such Investor.

                                    RECITALS:
                                    ---------

         In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES
                           ---------------------------

         Section 1.1 Purchase and Sale. The Company hereby agrees to issue and sell to each Investor and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to herein, each Investor severally agrees to purchase such number of shares (collectively, the "Purchased Shares") of the Common Stock, par value $0.01 per share, of the Company ("Common Stock") as is equal to the result obtained when the aggregate purchase price (as to each Investor, the "Aggregate Purchase Price") being paid by each such Investor (as set forth opposite such Investor's name on Schedule A hereto) is divided by the "Per Share Purchase Price" (as such term is defined in Section 1.2, below) therefor. The term "Purchased Shares" as used in this Agreement also includes any securities issued or issuable with respect to the original Purchased Shares upon the occurrence of an Adjustment Event and any securities into which any of the original Purchased Shares are converted or convertible, directly or indirectly, or for which any of the original Purchased Shares are exchanged or exchangeable, directly or indirectly.

         Section 1.2 Purchase Price. The purchase price per share (the "Per Share Purchase Price") to be paid at Closing by the Investors for each of the Purchased Shares shall be equal to $49.50 per share of Common Stock (as adjusted from time to time on the occurrence of an Adjustment Event occurring after the execution hereof and at or before Closing).

         Section 1.3 Closing. The purchase and sale of the shares of Common Stock constituting the Investment will take place at a closing (the "Closing") at the offices of Bingham Dana LLP, counsel to TecCapital, at 399 Park Avenue, New York, New York 10022, at 10:00 A.M. on May 12, 2000. The date and time of Closing are referred to herein as the "Closing Date."

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company represents and warrants to the Investors as follows, which representations and warranties are true as of the date hereof and as of Closing:

         Section 2.1 Corporate Organization. The Company is a corporation duly incorporated,

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validly  existing and  subsisting  under the laws of the State of Delaware.  The
Company has all requisite power and authority to own, operate and lease its properties and to conduct its business as currently conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification, except to the extent that the failure to be so qualified or licensed would not have a Material Adverse Effect (as defined below). The Company has delivered to the Investors complete and correct copies of its Amended and Restated Certificate of Incorporation and By-laws, as in effect on the date hereof. As used in this Agreement, "Material Adverse Effect" means any event, circumstance, change, development or effect which individually or in the aggregate could have a material adverse effect on the business, properties, operations, condition (financial or otherwise), assets, liabilities, earnings or results of operations of the Company or on the transactions contemplated hereby.

         Section 2.2 Subsidiaries. The Company does not directly or indirectly own any equity or similar interest, or any interest convertible into or exchangeable or exercisable for any equity or similar interest, in any corporation, partnership, limited liability company, joint venture or other business association, entity or person.

         Section 2.3 Authorization. The Company has all requisite power and full legal right to execute and deliver this Agreement and the Ancillary Agreements, and to perform all of its obligations hereunder and thereunder in accordance with the respective terms hereof and thereof. This Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate and shareholder action on the part of the Company, and this Agreement has been duly executed and delivered by the Company and constitutes, and each of the Ancillary Agreements, when executed and delivered by the Company at the Closing, will constitute, a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or by other equitable principles of general application. The execution, delivery, and performance by the Company of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by the Company of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, or the creation of any Lien, or the termination, acceleration, vesting, or modification of any right or obligation, under or in respect of (x) the charter documents or by-laws of the Company, (y) any judgment, decree, order, statute, rule, or regulation binding on or applicable to the Company, or (z) any agreement or instrument to which the Company is a party or by which it or any of its assets is or are bound.

         Section 2.4 Capitalization. (a) Immediately prior to the Closing, not giving effect to the sale and purchase of the Purchased Shares or any of the other Acquired Securities provided for in this Agreement, the authorized and the outstanding capital stock of the Company (on a Fully Diluted Basis including all Derivative Securities) will be as set forth in Schedule 2.4(a), and all such outstanding shares of capital stock will be owned (of record) by the persons and in the amounts there indicated. All such outstanding shares of capital stock will be duly authorized, validly issued, fully paid, and nonassessable, and will have been issued free and clear of Liens. No adjustment has previously been made (or should have been made) nor will any adjustment be required to be made as a result of the Company's issuance of the Purchased Shares to the rate at which any shares of any class of the equity securities of the Company, subscriptions, options, warrants, calls, commitments or agreements or Derivative Securities of the Company are convertible into or exercisable for shares of Common Stock, Derivative Securities or shares of other equity securities of the Company (by reason of any "anti-dilution" provisions or agreements or otherwise).

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                  (b) Except as set forth on Schedule  2.4(b),  the Company does not have, is not bound by, and has no obligation to grant or enter into, any (i) outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for it to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of its capital stock, any membership interests or any other equity security, or any securities described in the following clause, or (ii) securities convertible into, exchangeable for, or representing the right to subscribe for, purchase, or otherwise acquire any shares of its capital stock, any membership interests or any other equity security.

                  (c) Except as set forth in Schedule 2.4(c), the Company (i) has no outstanding obligations, contractual or otherwise, to repurchase, redeem, or otherwise acquire any shares of capital stock or other equity securities of the Company, (ii) is not a party to or bound by, and has no knowledge of, any agreement or instrument relating to the voting of any of its securities, and
(iii) is not a party to or bound by any agreement or instrument under which any person has the right to require it to effect, or to include any securities held by such person in, any registration under the Securities Act. There are no other agreements, contracts, instruments or documents to which the Company is a party or of which it has knowledge, except as set forth in Schedule 2.4(c), which govern or affect in any way the rights of the holders of securities, including any class of capital stock, of the Company.

                  (d)      Intentionally left blank.

                  (e) All of the outstanding shares of capital stock and other securities of the Company were offered, issued, and sold, and the Purchased Shares and other Acquired Securities have been offered and at the Closing will be issued and sold, in compliance with (i) all applicable preemptive or similar rights of all persons, and (ii) assuming the truthfulness and accuracy of the representations made by the Investors in Section 3 hereof, all applicable provisions of the Securities Act and the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder. No person has any valid right to rescind any purchase of any shares of capital stock or other securities of the Company.

                  (f) The Purchased Shares and other Acquired Securities being issued and sold by the Company hereunder shall, upon issuance pursuant to the terms hereof, be duly authorized and validly issued, fully paid and non-assessable and free and clear of any Lien, security interest, option or other charge or encumbrance. The Common Stock issuable upon the exercise of the Compensation Warrants (if any) shall be duly authorized and validly issued, fully paid and non-assessable and free and clear of any Lien, security interest, option or other charge or encumbrance. The issuance of the Purchased Shares and other Acquired Securities are not and will not be subject to any pre-emptive rights or similar rights with respect to such Purchased Shares and other Acquired Securities.

         Section 2.5 Financial Statements. The Company has previously delivered to the Investors complete and correct copies of its audited balance sheets, statements of income and statements of cash flows as at and for the fiscal years ended June 30, 1998 and 1999 and unaudited balance sheets, statements of income, changes in stockholders'equity and cash flows as at and for the six (6) months ended December 31, 1999. All such financial statements were prepared from the books and records of the Company, in conformity with GAAP applied on a consistent basis (except in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), are complete and correct, contain provisions for all significant accruals or contingencies and fairly and accurately present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods shown therein. No event has occurred and nothing has come to the attention of the Company since the date of the Balance Sheet (as defined below) that would indicate that such financial statements are not true and correct as of the date hereof nor has there been any change in the condition of the Company since the date of the Balance Sheet

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that would individually,  or in the aggregate with other events, have a Material
Adverse Effect upon the business, financial condition or prospects of the Company.

         Section 2.6 No Undisclosed or Contingent Liabilities. Except as set forth in Schedule 2.6, the Company has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) which are not fully reflected or reserved against on the balance sheet as of December 31, 1999 (including the footnotes and schedules thereto, the "Balance Sheet") in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice since the date thereof nor has there been any change in the condition of the Company since the date of the Balance Sheet that would individually, or in the aggregate with other events, have a Material Adverse Effect upon the business, financial condition or prospects of the Company.

         Section 2.7 SEC Documents. The Company has delivered or made available to the Investors true and complete copies of all documents (the "SEC Documents") filed by the Company with the Securities and Exchange Commission (the "SEC"). The SEC Documents comply in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and rules and regulations of the SEC promulgated thereunder and none of the SEC Documents contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. The Company has effected all filings required by the Securities Act, Exchange Act and the rules and regulations promulgated by the SEC thereunder.

         Section  2.8  Absence  of Certain  Changes.  (a) Except as set forth on
Schedule 2.8 or otherwise disclosed in the SEC Documents, since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course and consistent with past practice, and has not:

                  (b) suffered any Material Adverse Effect;

                  (c) materially increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                  (d) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Balance Sheet;

                  (e) permitted or allowed any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

                  (f) incurred any indebtedness not in the ordinary course of business or executed any guarantees on behalf of any person;

                  (g) canceled any material debts or waived any claims or rights of substantial value;

                  (h) sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

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                  (i)  granted  any  general  increase  in the  compensation  of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee, other than such increases as are consistent with the Company's past practice or required by agreement or understanding disclosed to the Investors; or experienced any material loss of personnel of the Company, material change in the terms and conditions of the employment of the Company's key personnel, or any labor trouble involving the Company; or entered into any written employment agreement with any Company employee;

                  (j) made any capital expenditure or commitment for additions to its property, equipment or intangible capital assets other than in the ordinary course of business and consistent with past practice;

                  (k) made any change in any method of accounting or accounting practice or failed to maintain its books, accounts and records in the ordinary course of business and consistent with past practice;

                  (l) failed to maintain any properties or material equipment in good operating condition and repair, ordinary wear and tear excepted;

                  (m) failed to maintain in full force and effect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

                  (n) entered into any transaction or made or entered into any material contract or commitment, except in the ordinary course of business and consistent with past practice, or terminated or amended any material contract or commitment;

                  (o) taken any action or experienced any development that could have a Material Adverse Effect on its business organization or its current relationships with its employees or others having business relationships with it;

                  (p) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or other securities;

                  (q)  amended  its  Amended   and   Restated   Certificate   of
Incorporation or By-laws; or

                  (r) agreed in writing or otherwise taken any action with respect to any of the matters described in this Section 2.8.

         Section 2.9 No Violation. Neither the execution and delivery of this Agreement, the Lock-Up Agreement, or any of the other Ancillary Agreements, by the Company nor the performance by the Company of its obligations hereunder or thereunder will: (i) conflict with or result in any breach of any provision of its Amended and Restated Certificate of Incorporation or By-laws, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on the Company's properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or require the consent of any person, or (iii) violate any statute, law,

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rule,  regulation,  writ,  injunction,  judgment,  order or decree of any court, administrative agency or governmental authority binding on the Company or any of its properties or assets.

         Section 2.10 Compliance with Applicable Law. The Company is currently in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees, writs, requirements and injunctions of all governmental authorities, agencies, courts, and administrative tribunals, except for such noncompliance that, individually and in the aggregate, would not have a Material Adverse Effect.

         Section 2.11 Licenses and Permits.  The Company has and maintains,  and
Schedule 2.11 sets forth a complete and correct list of, all licenses, permits and other authorizations from all governmental authorities as are necessary for the conduct of its business as presently conducted or in connection with the ownership or use of its properties, except for any such licenses, permits, and other authorizations, the failure to obtain or maintain which in effect, both singly or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect, and all of which (except as specifically described in Schedule 2.11) are in full force and effect in all material respects.

         Section 2.12 Governmental Consents. Except for the filing of any forms required under the federal securities laws (including any registration statement under the Securities Act required to be filed by the Company under Sections 4.18 or 4.19, below, but not including any other registration statement under the Securities Act) and any filings required under state "blue sky" laws, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in connection with the execution and delivery of this Agreement, the Lock-Up Agreement or any of the other Ancillary Agreements by the Company or the performance by the Company of its obligations hereunder and thereunder (including without limitation issuance of any of the Acquired Securities as and when required to be issued pursuant to the terms hereof or of any of the Ancillary Agreements), or the continued conduct by the Company of its present business after Closing.

         Section 2.13 Taxes. Except as set forth on Schedule 2.13, the Company has filed all Tax (as hereinafter defined) reports and returns that it was required to file. All such reports and returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any report or return) have been paid or, if not yet due, appropriate accruals therefor as required under GAAP have been made on the Company's financial records and on the financial statements described in Section 2.5. No claim has ever been made by a taxing authority in a jurisdiction where the Company does not pay Tax or file tax returns that the Company is or may be subject to Taxes assessed by such jurisdiction. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of the Company. There is no action, suit, investigation, liability, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of the Company's knowledge, threatened, against or with respect to the Company, whether in respect of any Tax reports and returns that were not filed in a timely manner or for any other reason. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been asserted or assessed by any taxing authority against the Company. The Company has not consented to extend the time in which any Tax may be assessed or collected by any taxing authority. The Company has not requested or been granted an extension of the time for filing any Tax Return to a date on or after the occurrence of Closing. The Company has never been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary tax return. The Company is not a party to or bound by any tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes. The Company has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, creditor, independent contractor, or other Person. As used in this
Section  2.13,  the terms "Taxes" and "Tax" mean all federal,  state,  local and

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foreign taxes, including, without limitation, income, unemployment, withholding, payroll, social security, real property, personal property, excise, sales, use and franchise taxes, levies, assessments, duties, licenses and registration fees and charges of any nature whatsoever, including interest, penalties and additions with respect thereto and any interest in respect of such additions and penalties.

         Section 2.14 Litigation, Orders. Except as set forth on Schedule 2.14, there are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the knowledge of the Company, threatened, against or affecting the Company or its assets or questioning the validity of this Agreement, the Lock-Up Agreement or any of the other Ancillary Agreements, the transactions contemplated hereby or thereby or any action taken or to be taken by the Company pursuant to this Agreement, the Lock-Up Agreement or any of the other Ancillary Agreements, at law or in equity. The Company is not subject to any unsatisfied judgment or any order or decree entered in any lawsuit or proceeding.

         Section 2.15 Title to Properties; Encumbrances. The Company does not own any real property and, except as set forth on Schedule 2.15, does not lease any real property other than its offices located at One Station Place, Stamford, Connecticut 06902. Except as set forth on Schedule 2.15, the Company has title to all of its properties and assets free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, that do not materially detract from the value of or interfere with the present use of the property affected thereby. There is no existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or, to the Company's knowledge, by the other party thereto under any lease pursuant to which the Company leases real or personal property. The Company is not nor has it been in violation in any material respect of any applicable statute, law, or regulation relating to occupational health or safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against or received by it alleging any failure by it to comply with any such statute, law, or regulation, nor is there any basis therefor known to the Company. To the Company's knowledge, none of the real properties presently owned, leased, or operated by the Company, nor any leasehold improvements thereto, nor any business conducted by the Company thereon, are in violation of any applicable land use or zoning requirements, including without limitation any building line or use or occupancy restriction, any public utility or other easement, any limitation, condition, or covenant of record, or any zoning or building law, code, or ordinance, where such violation would have a Material Adverse Effect. The Company is not presently, and has never been, in violation of any judgment, decree, order, statute, law, permit, license, rule, or regulation pertaining to environmental matters, including without limitation those arising under any Environmental Laws, nor has it received any written notice alleging any such violation. The Company has not received any notice or request for information from any third party, including without limitation any federal, state, or local governmental authority, (i) that it has been identified by the EPA or any state environmental regulatory authority as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, or under any equivalent state law; (ii) that any Hazardous Substances that it has generated, transported, or disposed of have been found at any site at which a federal, state, or local agency or other third party has conducted or has ordered it to conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or may be in violation of any environmental laws or is or will or may be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding arising out of any third party's incurrence of Damages in connection with the release (within the meaning of CERCLA) of any Hazardous Substances or any other environmental matters. No circumstances exist of which the Company is aware that could reasonably be expected to give rise to any such notice or request for information or to any Damages.

         Section 2.16 Contracts and Commitments. Except as set forth on Schedule 2.16, the Company is not a party or subject to or bound by (whether written or oral) nor has it committed to enter into in the

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future:

                  (a) any plan or contract providing for collective bargaining or any similar obligations, or any contract or agreement with any labor union;

                  (b) any contract, lease or agreement, including marketing, co-branding, programming and license agreements, creating any obligation of the Company to pay to any third party $50,000 in any one year period or more with respect to any single such contract or agreement or which is otherwise material and not entered into in the ordinary course of business;

                  (c) any contract or agreement for the sale, license, lease or disposition of products or services in excess of $50,000 in any one year period;

                  (d) any contract containing covenants directly or explicitly limiting the freedom of the Company to compete in any line of business or with any person or entity;

                  (e)      any license agreement (as licensor or licensee);

                  (f) any joint venture, partnership, manufacturing, development or supply agreement;

                  (g) any royalty, dividend or similar arrangement based on the sales volume of the Company;

                  (h)      any acquisition, merger or similar agreement;

                  (i) any agreement requiring it to purchase all or substantially all of its requirements for a particular product or service from a particular supplier or suppliers, or requiring it to supply all of a particular customer's or customers' requirements for a certain service or product;

                  (j) agreement or other commitment pursuant to which it has agreed to indemnify or hold harmless any other person;

                  (k) (i) employment agreement,  (ii) consulting  agreement,  or
(iii) agreement providing for severance payments or other additional rights or benefits (whether or not optional) in the event of the sale or other change in control of it;

                  (l)   agreement   with  any   current  or  former   Affiliate,
stockholder, officer, director, employee, or consultant of the Company, or with any person in which any such Affiliate has an interest;

                  (m)      joint venture, partnership or teaming agreement;

                  (n) agreement with any domestic or foreign government or agency or executive office thereof or any subcontract between it and any third party relating to a contract between such third party and any domestic or foreign government or agency or executive office thereof;

                  (o) agreement imposing non-competition or exclusive dealing obligations on it;

                  (p) agreement with respect to the confidentiality of the Company's Proprietary Information (as described in Section 2.20 hereof), and the assignment to the Company of any and all rights employees of the Company might have to acquire with respect to technology, inventions, developments, etc., developed in connection with this employment with the Company; and

                  (q) agreement the performance of which is reasonably likely to result in a loss to it.

The Company has delivered or caused to be delivered to the Investors correct and complete copies (or written summaries of the material terms of oral agreements or understandings) of each agreement, instrument, and commitment listed in
Schedule 2.16, each as amended to date. Each such agreement, instrument, and commitment is a valid, binding and enforceable obligation of the Company and, to the Company's knowledge, of the other party or parties thereto, and is in full force and effect. The Company is not nor, to the Company's knowledge, is any other party thereto, (nor, to the Company's knowledge, is the Company considered by any other party thereto to be) in breach of or noncompliance with any term of any such agreement, instrument, or commitment (nor is there any basis for any of the foregoing), except for any breaches or noncompliances that singly or in the aggregate would not have a Material Adverse Effect. No claim, change order, request for equitable adjustment, or request for contract price or schedule adjustment, between the Company and any supplier or customer, relating to any agreement, instrument, or commitment listed in Schedule 2.16 is pending or, to the Company's knowledge, threatened, nor is there any basis for any of the foregoing. No agreement, instrument, or commitment listed in Schedule 2.16 includes or incorporates any provision, the effect of which may be to enlarge or accelerate any of the obligations of the Company or to give additional rights to any other party thereto, or will terminate, lapse, or in any other way be affected, by reason of the transactions contemplated by this Agreement.

         Section 2.17 Intellectual Property. (a) Schedule 2.17 lists all patents, patent applications, trademarks, trade names, service marks, logos, copyrights, and licenses used in or necessary to the Company's business as now being conducted or as proposed to be conducted (collectively, and together with any technology, know-how, trade secrets, processes, formulas, and techniques used in or necessary to the Company's business, "Proprietary Information"). The Company owns, or is licensed or otherwise has the full and unrestricted exclusive right to use, without the payment of royalties or other further consideration, all Proprietary Information, and no other intellectual property rights, privileges, licenses, contracts, or other agreements, instruments, or evidences of interests are necessary to or used in the conduct of its business.

                  (b) In any instance where the Company's rights to Proprietary Information arise under a license or similar agreement (other than for software programs that have not been customized for its use), this is indicated in
Schedule 2.17 and such rights are, to the best knowledge of the Company, licensed exclusively to it except as indicated in Schedule 2.17. No other person has an interest in or right or license to use any of the Proprietary Information. To the best of the Company's knowledge, none of the Proprietary Information is being infringed by others, or is subject to any outstanding order, decree, judgment, or stipulation. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) relating to the Proprietary Information is pending or, to the Company's knowledge, threatened, nor, to the best of the Company's knowledge, is there any basis for any such litigation or proceeding. The Company maintains adequate and sufficient security measures for the preservation of the secrecy and proprietary nature of the Proprietary Information.

                  (c) (i) Neither the Company nor any of its employees has infringed or made unlawful use of, or is, to the Company's knowledge, infringing or making unlawful use of, any proprietary or confidential information of any Person, including without limitation any former employer of any past or present employee or consultant of the Company; and (ii) the activities of the Company's employees in connection with their employment do not violate any agreements or arrangements that any such employees or consultants have with any former employer or any other Person. No litigation (or other proceedings in or before any court or other governmental, adjudicatory, arbitral, or administrative body) charging the Company with infringement or unlawful use of any patent, trademark, copyright, or other proprietary right is pending or, to the Company's knowledge, threatened; nor is there any basis for any such litigation or proceeding.

                  (d) No officer, director, employee, or consultant of the Company is presently obligated under or bound by any agreement or instrument, or any judgment, decree, or order of any court of administrative agency, that (i) conflicts or may conflict with his or her agreements and obligations to use his or her best efforts to promote the interests of the Company, (ii) conflicts or may conflict with the business or operations of the Company as presently conducted or as proposed to be conducted, or (iii) restricts or may restrict the use or disclosure of any information that may be useful to the Company.

         Section 2.18 Insurance. Schedule 2.18 lists the policies of theft, fire, liability, worker's compensation, life, property and casualty, directors' and officers', and other insurance owned or held by the Company and the basis on which such policies provide coverage (i.e., an incurrence or claims-made basis). Such policies of insurance are maintained with, to the best knowledge of the Company, financially sound and reputable insurance companies, funds, or underwriters, are of the kinds and cover such risks, and are in such amounts and with such deductibles and exclusions, as are consistent with prudent business practice. All such policies are, and at all times since the respective dates set forth in Schedule 2.18, have been, in full force and effect, are sufficient for compliance in all respects by the Company with all requirements of law and of all agreements to which it is a party, provide that they will remain in full force and effect through the respective dates set forth in Schedule 2.18, and will not terminate or lapse or otherwise be affected in any way by reason of the transactions contemplated hereby.

         Section 2.19 Key-Man Insurance. The Company has in force and is the sole beneficiary of key-man life insurance policies on the lives of each of Messrs. Sebastian E. Cassetta and Mario F. Rossi in the amount of $1,000,000 and $500,000, respectively.

         Section 2.20  Potential  Conflicts of Interest.  Except as set forth on
Schedule  2.20,  there  are  no  loans,  leases,   agreements,   understandings,
commitments or other continuing transactions between the Company and any officer, director or five percent stockholder of the Company or any person known by the Company to be related by blood or marriage to, or directly or indirectly through one or more intermediaries, to control, be controlled by, or be under common control with, any of the foregoing persons. Except as set forth on
Schedule 2.20, neither the Company nor, to the knowledge of the Company, any of its officers, directors, or employees, (i) owns, directly or indirectly, any interest (excepting passive holdings for investment purposes of not more than 1% of the securities of any other publicly held and traded company) in, or is an officer, director, employee, or consultant of, any person that is a competitor, lessor, lessee, customer, or supplier of the Company; (ii) owns, directly or indirectly, any interest in any tangible or intangible property used in or necessary to the business of the Company; or (iii) has any cause of action or other claim whatsoever against the Company, or owes any amount to the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements or under any employment agreements.

         Section 2.21 Investment Company. The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended, and will not be an investment company under such Act upon consummation of the transactions contemplated hereby or after giving effect to the use of proceeds from the purchase of the Purchased Shares.

         Section 2.22 Securities Laws. The offer, sale and issuance of the Purchased Shares and other Acquired Securities without registration (assuming the accuracy of the representations and warranties made by the Investors in
Section 3.1 hereof) will not violate the Securities Act, or any applicable state securities or "blue sky" laws. None of the Company, its affiliates or any person acting on its behalf has engaged in any form of general solicitation or advertising (as defined in Rule 502(c) of the Securities Act) or engaged in any action that would require the registration under the Securities Act of the offering and sale of the Common Stock pursuant to this Agreement.

         Section  2.23  Investment  Banking;  Brokerage.  Except as set forth on
Schedule 2.23, there are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (exclusive of professional fees to attorneys and accountants) in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its affiliates.

         Section 2.24 Disclosure. The representations and warranties made or contained in this Agreement, the schedules and exhibits hereto and the certificates and statements executed or delivered in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or other material not misleading. No event has occurred and nothing material has come to the attention of the Company that would indicate that any of such information (together with any written updates or other written information furnished by the Company) is not true and correct in all material respects as of the date hereof. Except as set forth on Schedule 2.24, there are no facts known to the Company that are reasonably likely to have a Material Adverse Effect and that have not been specifically disclosed herein or in a schedule furnished herewith, other than economic conditions generally affecting the industry in which the Company is engaged.

         Section 2.25 Labor Relations. The Company is in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to the best of the Company's knowledge, threatened, against or with respect to the Company before any court or agency and alleging unlawful discrimination in employment practices, and there is no charge of or proceeding with regard to any unfair labor practice against the Company pending before the National Labor Relations Board. There is no labor strike, dispute, slow-down, or work stoppage pending or, to the Company's knowledge, threatened against or involving the Company. None of the employees of the Company is covered by any collective bargaining agreement, and no such collective bargaining agreement is currently being negotiated. No one has petitioned and, to the Company's knowledge, no one is now petitioning, for union representation of any employees of the Company. The Company has not experienced any work stoppage or other material labor difficulty.

         Section 2.26 Employee Benefit Plans. (a) Identification of Plans. Except for the arrangements set forth in Schedule 2.26, the Company does not now maintain or contribute to any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant, or employee of any of them, whether active or terminated; nor has it ever maintained or contributed to any such plan, policy, or arrangement that was subject to ERISA. Each of the arrangements set forth in
Schedule 2.26 is herein referred to as an "Employee Benefit Plan."

                  (b) Compliance with Terms and Law. Each Employee Benefit Plan is and has been maintained and operated in compliance in all material respects with the terms of such plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental, or court orders, or governmental rules or regulations in effect from time to time, including but not limited to ERISA and the Code, and applicable to such plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified.

                  (c) Absence of Certain Events and Arrangements.


                           (1)  There  is  no  pending  or,  to  the   Company's
knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or any fiduciary or service provider thereof and there is no basis for any such legal action or proceeding.

                           (2) No  Employee  Benefit  Plan,  nor  any  party  in
interest in respect thereof has engaged in a prohibited transaction that could subject the Company, directly or indirectly, to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

                           (3) No communication,  report, or disclosure has been
made that, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan.

                           (4)  No  Employee   Benefit  Plan  provides   welfare
benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA or by contract with such employee).

                           (5) The Company has not  undertaken  to maintain  any
Employee Benefit Plan for any specific period of time and each such plan is terminable at the sole discretion of the Company, subject only to such constraints as may imposed by applicable law.

                           (6) No Employee  Benefit Plan is maintained  pursuant
to a collective bargaining agreement or is or has been subject to the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code.

                  (d) Funding of Certain Plans. With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that, under the terms of each such plan, it is required to have paid as contributions to that plan as of the end of such plan's most recently ended year.

         Section 2.27 Employment of Officers, Employees. The Company has delivered to the Investors (a) a list setting forth the name and current annual salary and other compensation payable by the Company to each of its employees, which list is true, accurate and correct as of the date of this Agreement, and
(b) a list setting forth the names of positions and/or persons the Company intends to fill and/or hire within thirty (30) days of the Closing.

         Section 2.28 Real Property Holding Corporation. The Company hereby represents that it is not a "United States real property holding corporation" within the meaning of Section 897 of the Code, as amended, and Treasury Regulation ss.1.897-2.

         Section 2.29 Foreign Corrupt Practices Act. The Company has not taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder. To the Company's knowledge, there is not now, and there has never been, any employment by the Company of, or beneficial ownership in the Company by, any governmental or political official in any country in the world.

         Section 2.30 Disclosure. No representation or warranty by the Company in this Agreement, in any schedule to this Agreement, or in the Ancillary Agreements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not false or misleading. There is no fact or circumstance relating specifically to the current business operations or condition of the Company that could reasonably be expected to result in a Material Adverse Effect that is not disclosed in a Schedule attached hereto.

         Section 2.31  Negotiations  with Hewlett  Packard.  Attached  hereto as
Schedule 2.31 is a summary of the current status of negotiations between Hewlett Packard and the Company as to the contemplated strategic alliance between them.

         Section 2.32 Nasdaq NMS Relisting. Attached hereto as Schedule 2.32 is a summary of the current prospects of the Company for listing on the Nasdaq National Markets System.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
                 -----------------------------------------------

         Section 3.1 Representations and Warranties. Each Investor represents severally as to itself only that (each of which representations and warranties are true as of the date hereof and as of Closing):

                  (a) It has all requisite power and full legal right to execute and deliver this Agreement, the Lock-Up Agreement and the other Ancillary Agreements to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Lock-Up Agreement, and the performance by it of its obligations hereunder and thereunder, have been duly authorized by it, and no other proceeding therefor on the part of it is required. This Agreement, the Lock-Up Agreement and each of the other Ancillary Agreements to which it is a party have been duly executed and delivered by it and constitute the valid and binding obligations of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to the enforcement of creditors' rights and remedies or by other equitable principles of general application. The execution, delivery and performance by it of this Agreement and the Ancillary Agreements in accordance with their respective terms, and the consummation by it of the transactions contemplated hereby or thereby, will not result (with or without the giving of notice or the lapse of time or both) in any conflict, violation, breach, or default, under or in respect of its charter documents or by-laws.

                  (b) It is purchasing the shares of Common Stock for its own account for investment only and not with a view to or for sale in connection with the distribution thereof, except for sales contemplated by Sections 4.18,
4.19 or 7.10, below, or otherwise in compliance with applicable securities laws.

                  (c) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and making an informed investment decision with respect thereto.

                  (d) It is an "accredited investor" as such term is defined in Rule 501 under the Securities Act.

                  (e) It has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of securities purchased hereunder, as well as the opportunity to obtain additional information necessary to verify the accuracy of information furnished in connection with such offering that the Company possesses or can acquire without unreasonable effort or expense.

                  (f) It understands that the shares of Common Stock have not been registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or pursuant to an exemption from registration, and that a legend indicating such restrictions will be placed on the certificates representing such shares.

                  (g) There are no claims for investment banking fees, brokerage commissions, finder's fees or similar compensation (other than professional fees to attorneys and accountants) in connection with the transactions contemplated by this Agreement, the Lock-Up Agreement or any of the other Ancillary Agreements based on any arrangement or agreement made by or on behalf of it.

                  (h) Neither the  execution  and delivery of this  Agreement or the Lock-Up Agreement or any of the other Ancillary Agreements by it nor the performance by it of its obligations hereunder or thereunder will: (i) conflict with or result in any breach of any provision of its Certificate of
Incorporation or By-laws or similar formation or governance documents, if applicable, or (ii) constitute (with or without due notice or lapse of time or both) a default or give rise to any lien or encumbrance on any of its material properties or assets or any right of termination, cancellation or acceleration under any of the terms or conditions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which it is a party or by which it or any of its material properties or assets may be bound, or (iii) violate any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on it or any of its material properties or assets.

                  (i) Except for filings required under federal or state securities laws, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by it in connection with the execution and delivery of this Agreement or the Lock-Up Agreement or any of the other Ancillary Agreements by it, or the performance by it of its obligations hereunder and thereunder.

                  (j) There are no claims, actions, suits, proceedings, investigations or inquiries pending before any court, arbitrator or governmental or regulatory official or office, or, to the knowledge of it, threatened, against or affecting it which question the validity of this Agreement or the Lock-Up Agreement or any of the other Ancillary Agreements, the transactions contemplated hereby or thereby or any action taken or to be taken by it pursuant to this Agreement or the Lock-Up Agreement or any of the other Ancillary Agreements, at law or in equity.

                                   ARTICLE IV

                   COVENANTS OF THE COMPANY AND THE INVESTORS
                   ------------------------------------------

         Section 4.1 Rights to Attend Meetings. The Company will call and hold a meeting of its Board of Directors at least once each fiscal quarter. For so long as TecCapital (in the aggregate with its Affiliate(s)) continues to own at least ten percent (10%) of the number of Purchased Shares acquired by TecCapital pursuant to this Agreement (as such number is adjusted from time to time on the occurrence of an Adjustment Event), (i) the Company will give TecCapital at least five business days' prior written notice of the time, place, and subject matter of each quarterly meeting, at least two business days' prior written notice of any other proposed meeting, and reasonable prior notice of any action by written consent of the Board of Directors of the Company, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting or consent, and (ii) one officer or authorized representative of TecCapital will be entitled to attend as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto;

provided that the observer rights granted to TecCapital under this Section 4.1 shall apply only if TecCapital shall not be represented on the Board of Directors of the Company.

         Section 4.2 Insurance. The Company shall keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers, against liability and the perils of casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies of similar size in the same or similar business as the Company. The Company shall also maintain with such insurers insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies of similar size engaged in the same or similar business. The Company shall also maintain key-man insurance on the lives of each of Messrs. Sebastian E. Cassetta and Mario F. Rossi, as long as they are employed by the Company.

         Section 4.3 Conduct of Business. The Company shall keep in full force and effect its corporate existence, rights, franchises and all Proprietary Information rights and licenses. The Company shall maintain all properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, as necessary to permit such business to be properly and advantageously conducted. The undersigned shareholders of the Company shall not do and the Company shall not do, or suffer the occurrence of, any act which would (i) impair or prevent the Company from complying with its obligations hereunder or under any of the Ancillary Agreements, or (ii) the Investors from receiving the economic benefit of the transactions contemplated hereby or by any of the Ancillary Agreements, or (iii) cause or authorize the creation or issuance of any securities or class of securities of the Company with rights as to liquidation, dividends, redemption or registration rights senior to those of the Investor Securities or Acquired Securities, or (iv) amend the charter, by-laws or other constitutive documents of the Company to the detriment of the rights of the Investors hereunder or under any of the Ancillary Agreements, or (v) obligate itself to do any of the foregoing.

         Section 4.4 Payment of Taxes, Compliance with Laws, Etc. The Company shall pay and discharge all lawful Taxes, assessments and governmental charges or levies imposed upon it or its income or property before the occurrence of any default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a lien or charge upon its property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such Tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings. The Company shall comply in all material respects with all applicable laws and regulations in the conduct of its business. The Company will comply in all material respects with (a) its charter documents and by-laws, (b) all judgments, decrees, orders, statutes, rules, and regulations binding on or applicable to the Company or its business or properties, and (c) any agreement or instrument to which it is a party or by which it or any of its properties are subject (including, without limitation, the Ancillary Agreements). If at any time any authorization, consent, approval, permit, or license from any officer, agency, or instrumentality of any government becomes necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will promptly take or cause to be taken all necessary steps within its power to obtain such authorization, consent, approval, permit, or license and will, upon written request, promptly furnish each such holder with evidence thereof.

         Section 4.5 SEC Filings. The Company shall provide to the Investors copies of all filings made with the SEC as and when they are made.

         Section 4.6 Inspection. The Company shall, upon reasonable prior notice from an Investor to the Company, permit an Investor who continues to own at least ten percent (10%) of the Purchased Shares (as adjusted from time to time on the occurrence of an Adjustment Event) acquired by it pursuant to the terms hereof and its authorized representatives to visit and inspect any of the properties of the Company, including  its books of account  and make  copies  thereof,  and to discuss  its affairs, finances and accounts with its senior executive officers and independent accountants, all at such reasonable times as may be reasonably requested (provided that such investigation shall not be disruptive to the conduct of the Company's business) and at the Investor's expense.

         Section 4.7 Preemptive Rights. (a) Participation Rights. Subject to the exclusions set forth in Section 4.7(c), below, and to the provisions of the following sentence in this Section 4.7(a), if at any time after the Closing the Company authorizes the offer, issuance, or sale, or offers, issues or sells to any Person (the "Offeree") any shares of Common Stock, Derivative Securities or other securities of the Company (whether as newly issued shares or other securities or from the Company's treasury) in an offering not registered under the Securities Act, the Company will first offer to sell, by written notice, to each Investor a portion (such holder's "Portion") of such shares or securities authorized to be offered, issued or sold, or proposed to be offered, issued or sold equal to the product obtained by multiplying (i) the number of such shares or securities authorized to be offered, issued or sold, or proposed to be offered, issued or sold, by (ii) the quotient obtained by dividing (A) the number of shares of Common Stock held by such Investor (including for purposes hereof any such shares (x) issuable but not issued to such Investor by operation of Section 4.8, below, and (y) issuable to such Investor on exercise of any Compensation Warrant(s) (if any) issued or issuable to such Investor), by (B) the aggregate number of shares of Common Stock issued and outstanding (on a Fully Diluted Basis) as of such date.

                           (b)  Procedure.  Each  Investor will be entitled (but
not obligated) to purchase, simultaneously with the closing of the acquisition of such Company securities by an Offeree, all or part of such holder's Portion at the same price and on the same terms as such stock or securities are to be offered to the Offeree. The Company may sell so much, and only so much, of any Portion as to which no Investors, having been offered the right to purchase such Portion in accordance with all of the provisions of this Section 4.7, have exercised such purchase rights, to the Offeree at the same price and on the same terms as those offered to such holder, provided, that if the whole of such holder's Portion of such securities is not sold to the Offeree within 60 days following the lapse of the 10-day exercise period provided to the Investors, such unsold securities will once again be subject to the purchase rights hereunder. If shares of Common Stock or Derivative Securities are authorized to be issued and sold by the Company for services, property, or other non-cash consideration, each Investor will be allowed to participate in such issue and sale by substituting cash in the amount of the fair market value, per share, of such non-cash consideration.

                           (c)  Excluded  Transactions.   The  prohibitions  and
rights provided in this Section 4.7 will not apply to Excluded Transactions.

                           (d) The preemptive  rights granted under this Section
4.7 shall expire upon, and shall not be applicable with respect to, an underwritten public offering of the Company's equity securities pursuant to a registration statement filed with, and declared effective by, the SEC under the Securities Act.

         Section 4.8 Anti-Dilution Adjustments. (a) If the Company shall issue, or shall be deemed to issue, any New Securities, then the Company shall, as an adjustment to the Per Share Purchase Price paid by each of the Investors for each of the Purchased Shares acquired at Closing and without any additional consideration being due therefor, simultaneously with any such issuance or deemed issuance, issue to each holder of Investor Securities a number of shares of Common Stock ("Top-Up Shares") equal to the difference obtained in subtracting from (y) the product obtained by multiplying (i) the number of shares of Investor Securities held by such holder, by (ii) the Applicable Rate (determined as provided in Section 4.8(b), below), (z) the number of Investor Securities held by such holder immediately prior to such issuance of Top-Up Shares. As used herein, the term "Investor Securities" shall mean, collectively, the

Purchased Shares, any other Acquired Securities and any securities (including without limitation any Top-Up Shares) issued in respect thereof.

         (b) Applicable Rate. The "Applicable Rate" applicable to Investor Securities at any time shall equal the quotient obtained by dividing (A) the sum of (I) $49.50 (as adjusted on the occurrence of an Adjustment Event), plus (II) an amount equal to all accrued but unpaid dividends on each share of Investor Securities, if any, by (B) the Applicable Value then in effect, calculated as hereinafter provided.

         (c) Applicable Conversion Values. The "Applicable Value" in effect initially, and until first (and subsequently) adjusted in accordance with
Section 4(e) hereof, shall be equal to $49.50.

         (d)      Intentionally left blank.

         (e)      Adjustments for Dilutive Issues.

                  (i) Except as otherwise provided below in this Section 4.8(e), if at any time while there are any shares of Investor Securities outstanding,
(x) the Company issues or is deemed to issue any additional shares of Common Stock at a Net Consideration Per Share (as hereinafter defined) less than the Applicable Value in effect immediately prior to such issuance or deemed issuance, and (y) any such issuance or deemed issuance does not constitute an Excluded Transaction, then and in each such case, such Applicable Value will be adjusted to equal the result of the following formula:

   New Applicable Value           =                 (P1 x Q1) + (P2 x Q2)
                                                    ---------------------
                                                          (Q1 + Q2)

         where:

P1 = the Applicable Value in effect immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

Q1 = the aggregate number of shares of Common Stock outstanding (including shares of Common Stock issuable upon conversion of all outstanding shares of preferred stock and the conversion, exchange and/or exercise of all outstanding warrants, options and other convertible securities and/or Derivative Securities, each to the extent then convertible, exchangeable and/or exercisable) immediately prior to such issuance or deemed issuance of additional shares of Common Stock;

P2 = the Net Consideration Per Share (as hereinafter defined) received by the Company for the shares of Common Stock issued and/or deemed issued in respect of such issuance of additional shares of Common Stock; and

Q2 = the number of shares of Common Stock issued and/or deemed issued in respect of such issuance or deemed issuance of additional shares of Common Stock.

         For purposes of this Section 4.8(e), if a part or all of the consideration received by the Company in connection with the issuance or deemed issuance of shares of Common Stock or the issuance or deemed issuance of any of the securities described below in paragraph (ii) of this Section 4.8(e) consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Company with respect to receipt of such property so long as such recorded value was determined reasonably and in good faith and with due care by the Board of Directors of the Company, and shall otherwise be deemed to have a value equal to its fair market value.

         The Applicable Value, as so reduced, shall be further reduced in the same manner upon the happening of any successive event or events that cause reduction under this Section 4.8(e)(i).

                  (ii) For purposes of this Section 4.8(e), the issuance of any Derivative Securities shall be deemed an issuance of shares of Common Stock with respect to Section 4.8(e)(i)(A) and with respect to Section 4.8(e)(i)(B) if the Net Consideration Per Share (as defined in Section 4.8(e)(ii)(A) and (B) hereof) that may be received by the Company for such Common Stock is less than the Applicable Value in effect immediately prior to the time of such issuance, and except as hereinafter provided, an adjustment in the Applicable Value shall be made upon each such issuance of Derivative Securities in the manner provided in
Section 4.8(e)(i)(A) and (B), as appropriate, as if such deemed Common Stock were issued for such Net Consideration Per Share. No adjustment of the Applicable Value shall be made under this Section 4.8(e) upon the issuance of any additional shares of Common Stock that are issued upon the exercise, conversion, or exchange of any Derivative Securities if any such adjustment was previously made upon the issuance of such Derivative Securities. Any adjustment of the Applicable Value with respect to this Section 4.8(e)(ii) shall be disregarded if, as, and to the extent that the Derivative Securities that gave rise to such adjustment expire or are canceled without having been exercised, so that the Applicable Value effective immediately upon such cancellation or expiration shall be equal to the Applicable Value that otherwise would have been in effect immediately prior to the time of the issuance of the expired or canceled Derivative Securities, with such additional adjustments as subsequently would have been made to that Applicable Value had the expired or canceled Derivative Securities not been issued. In the event that the terms of any
Derivative Securities previously issued by the Company are changed (whether by their terms or for any other reason, including without limitation, as a result of the effects of any anti-dilution adjustments contained therein) so as to lower the Net Consideration Per Share payable with respect thereto (whether or not the issuance of such Derivative Securities originally gave rise to an adjustment of the Applicable Value), the Applicable Value shall be recomputed as of the date of such change, so that the Applicable Value effective immediately upon such change shall be equal to the Applicable Value in effect at the time of the issuance of the Derivative Securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as subsequently would have been made to that Applicable Value had the Derivative Securities been issued on such changed terms. For purposes of this Section 4.8(e)(ii), the Net Consideration Per Share that may be received by the Company shall be determined as follows:

                           (A) "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Derivative Securities or Common Stock, as the case may be, plus, in the case of Derivative Securities, the minimum amount of additional consideration, if any, payable to the Company upon exercise, conversion, and/or exchange thereof for shares of Common Stock, divided by the number of shares of Common Stock issued or the maximum number of shares of Common Stock that would be issued if all such Derivative Securities were exercised or converted, as the case may be.

                           (B) The Net Consideration Per Share that may be received by the Company shall be determined in each instance as of the date of issuance of Derivative Securities or Common Stock, as the case may be, without giving effect to any possible future price adjustments or rate adjustments that may be applicable with respect to such Derivative Securities and which are contingent upon future events; provided, that in the case of an adjustment to be made as a result of a change in terms of such Derivative Securities, including such changes as may result from the effects of any anti-dilution adjustments contained therein, the Net Consideration Per Share shall be determined as of the date of such change.

         (f)      Intentionally Left Blank.

         (g)      Intentionally Left Blank.

         (h) Certificate as to Adjustments. In each case of an adjustment or readjustment of the Applicable Rate, the Company will promptly furnish each holder of Investor Securities with a certificate, prepared by the chief financial officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

         (i) Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon issuance of shares of Investor Securities. Instead of any fractional shares of Common Stock that would otherwise be issuable upon any issuance of shares of Investor Securities, the Company shall pay to the holder of the shares of Investor Securities that are required to be issued a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined in a manner reasonably prescribed by the Board of Directors) at the close of business on the applicable Conversion Date.

         (j)      Intentionally Left Blank.

         (k) Expiration of Antidilution Protections. Notwithstanding any other provisions hereof, the anti-dilution protective provisions of this Section 4.8 shall terminate upon the occurrence of all of the following: (i) the Purchased Shares shall have been registered with the SEC and a registration statement in respect of the Purchased Shares shall be in effect and the Purchased Shares shall have been accepted for trading upon the Nasdaq National Market System; and
(ii) four (4) calendar months shall have elapsed since the expiration of the Lock Up Agreements and any restrictions on the sale or other disposition of any Acquired Securities set forth therein; and (iii) TecCapital (or, as applicable, a transferee of TecCapital to which TecCapital has transferred its rights hereunder pursuant to Section 7.10, below) shall no longer own or be deemed to own, in the aggregate with any Affiliate(s) thereof (or, as applicable, of a transferee of TecCapital to which TecCapital has transferred its rights hereunder pursuant to Section 7.10, below), a number of shares of Common Stock equal, on a Fully Diluted Basis, to fifty percent (50.00%) (as adjusted from time to time on the occurrence of an Adjustment Event) of all of the Acquired Securities from time to time acquired by TecCapital (and/or any Affiliate of TecCapital) pursuant to this Agreement or any of the Ancillary Agreements.

         Section 4.9 Appointment of Board Member. For so long as (i) TecCapital, any Affiliate of TecCapital, or any other permitted transferees and assigns of TecCapital shall continue to own, in the aggregate, not less than 66.6% of the aggregate number of Purchased Shares purchased by it pursuant to this Agreement, and (ii) a majority of the equity interests of TecCapital are not held by a direct competitor of the Company, TecCapital shall be entitled to designate one
(1) member of the Company's Board of Directors (the "TecCapital Director"). The Company agrees to take such actions as are necessary, and the undersigned shareholders of the Company agree to exercise the voting rights of any equity securities issued by the Company and held by them, so as to elect the TecCapital Director (and any successor designated from time to time by TecCapital) to the Board of Directors of the Company.

         Section 4.10 Consent Rights. For so long as the Investors and their Affiliate(s) in the aggregate own at least 30% of the number of shares of Common Stock (subject to adjustment from time to time on the occurrence of an Adjustment Event) purchased hereunder, without the prior consent of a majority in interest of the Investors, the Company shall not issue equity securities senior to those purchased by the Investors under this Agreement or effectuate any amendment to its Amended and Restated Certificate of Incorporation or By-laws that may adversely affect the rights of the Investors.

         Section 4.11 Further Assurances. The Company and each Investor shall execute and deliver, or cause to be executed and delivered, such additional instruments and other documents and shall take such further actions as the Company or the Investors, as the case may be, may reasonably require to effectuate, carry out and comply with all of the terms of this Agreement, the Lock-Up Agreement, the other Ancillary Agreements and the transactions contemplated hereby and thereby.

         Section 4.12 Investments. The Company will not have outstanding, or acquire or commit itself to acquire or hold, any investment except (a) investments in corporations, limited liability companies, partnerships or other entities made in the ordinary course of the Company's business, (b) investments in marketable direct obligations issued or guaranteed by the United States of America that mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within ninety (90) days from the date of acquisition of such agreement, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (c) investments in commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation, (d) investments in bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (b) hereof, (e) investments in deposits or certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (b) hereof and having capital and surplus of at least $500,000,000, (f) investments in certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $500,000,000, and (g) investments in money market funds, so long as consistent with the Company's internal investment policy.

         Section 4.13 Employee Benefit Plans. The Company will take all actions necessary to maintain, fund, and administer its Employee Benefit Plans in all material respects in accordance with applicable federal, state, and local law.

         Section 4.14 Compensation of Officers and Senior Management. The compensation of all officers and senior management of the Company will be as determined from time to time by the Compensation Committee (if any) of the Board of Directors.

         Section 4.15 Reservation of Shares; Compliance with Securities Laws. The Company will at all times reserve the appropriate number of shares of Common Stock solely for the purpose of issuance upon exercise of the Compensation Warrants (if any). The Company will file within the required time periods all filings, notices and other documents required by applicable federal and state securities laws in connection with the transactions contemplated by this Agreement.

         Section 4.16 Senior Management and Employee Non-Disclosure Agreement. The Company will at all times ensure that (a) each employee, including each member of senior management, has executed and delivered to the Company the standard form agreement (approved by the non-management members of the Company's Board of Directors) with respect to the confidentiality of the Company's proprietary and confidential information and the assignment to the Company of any and all rights each employee might have or acquire with respect to technology, inventions, developments, etc., developed in connection with his/her employment with the Company, and (b) each member of the Company's senior management and certain other key employees, in each case that the Chief Executive Officer and the Chief Operating Officer shall have determined is appropriate, has executed and delivered to the Company a confidentiality, non-disclosure, inventions assignment and non-competition and non-solicitation agreement approved by the non-management members of the Board of Directors.

         Section 4.17 U.S. Real Property Holding Corporation. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended ("USRPHC"), and the regulations thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor, the Company will inform the requesting party, in the manner set forth in Reg. 1.897-2(h) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

         Section 4.18 Registration Requirements.

                  (a) The Company shall on or before the 45th calendar day after the Closing Date (the "Filing Due Date"), (i) file with the SEC a registration statement on Form SB-2 or other appropriate form (together with any prospectus included therein, a "Registration Statement") pursuant to Rule 415 of the Securities Act in order to register with the SEC the continuous resale by the Investors, from time to time, of all Purchased Shares that may be acquired by the Investors, whether through the Nasdaq National Market System (the "NNMS") or the facilities of any national securities exchange on which the Common Stock is then traded, or in privately-negotiated transactions, and (ii) file an application for listing (a "Listing Application") of such Purchased Shares on the NNMS or any other nationally recognized securities exchange (collectively with the NNMS, the "Exchange"). The Company shall use its best efforts to cause
(x) such Registration Statement to be declared effective by the SEC, and (y) such Listing Application to be accepted and declared effective by the Exchange, in each case on or before the 120th day after the Closing Date; provided, however, that if (aa) the SEC shall not have declared such Registration Statement effective, or (bb) the Exchange shall not have accepted and declared effective such Listing Application, each on or before the 120th day after the Closing Date, then the Company shall issue a Compensation Warrant to each Investor on the 121st day (the "Compensation Trigger Date") after the Closing Date and, thereafter, an additional Compensation Warrant on each 30-day anniversary of such Compensation Trigger Date for so long as the SEC shall not have declared such Registration Statement effective and/or the Exchange shall not have accepted and declared effective such Listing Application. The Company shall further be required pursuant to the provisions of this Section 4.18 to file Registration Statement(s) and Listing Application(s) in respect of any Top-Up Shares on or before the 45th calendar day after the issuance (or, if any of such securities were not issued, the date on which such securities were required to be issued) of any such Top-Up Shares to any Investors; provided, however, that in any such case the Filing Due Date shall be the forty-fifth
(45th) calendar day, and the Compensation Trigger Date shall be the one hundred and twenty-first (121st) calendar day, following the date on which any such Top-Up Shares were issued, or required to be issued, to the Investors. The Company further agrees to provide unlimited piggyback registration rights with respect to any shares issued (or required to be issued) (if any) on exercise of any Compensation Warrant(s) (if any). Each Investor agrees to furnish promptly to the Company in writing all information required for preparation of any Registration Statement or thereafter required from time to time to be disclosed in order to make the information previously furnished to the Company by such holder not misleading.

                  (b) If at any time  following  the  filing  of a  Registration
Statement by the Company, the Company shall qualify to file a registration statement on Form S-3 under the Securities Act, the Company shall thereafter be entitled to replace any Form SB-2 registration statement referred to in Section 4.18(a) above with a registration statement on Form S-3 that has been declared effective by the SEC. Any such Form S-3 used to replace a Form SB-2 pursuant to this Section 4.18(b), together with any prospectus included in such Form S-3, shall thereafter be referred to as a "Registration Statement" and any Form SB-2 that is so replaced shall cease to be referred to by that term for purposes of this Agreement.

                  (c) The Company shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each Investor shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Common Stock resold by such Investor. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by the Company in complying with the registration provisions herein described, including without limitation, all registration, qualification and filing fees (including all SEC and Nasdaq fees), printing expenses, escrow fees, fees and disbursements of counsel for the Company and for any underwriter (unless paid by such underwriter), blue sky fees and expenses, the expense of any special audits incident to or required by any such registration and the reasonable fees and disbursements of one counsel to all selling Investors. "Selling Expenses" shall mean only selling commissions, underwriting discounts and stock transfer taxes applicable to the Common Stock sold by each Investor and all fees and disbursements of counsel for any Investor (which counsel, if any, shall be additional to the one counsel to all selling Investors referenced in the preceding sentence).

                  (d) In the case of the registration effected by the Company pursuant to these registration provisions, the Company will use its best efforts to:

                           (1) keep such registration  statement on Form SB-2 or
Form S-3 effective until the earlier of (A) the second anniversary of the date on which such Registration Statement first becomes effective, (B) the date as of which all of the Acquired Securities have been resold, or (C) the time as of which all of the Common Stock held by the Investors can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144;

                           (2) prepare and file with the SEC such amendments and
supplements to any Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement;

                           (3)  furnish  such number of  prospectuses  and other
documents incident thereto, including any amendment of or supplement to the prospectus, as a Investor from time to time may reasonably request;

                           (4) cause all Common  Stock  registered  as described
herein to be listed on each securities exchange and quoted on each quotation service on which the common equity securities of the Company are then listed or quoted;

                           (5) provide a transfer  agent and  registrar  for all
Common Stock registered pursuant to any Registration Statement and a CUSIP number for all such Common Stock;

                           (6) otherwise use its best efforts promptly to comply
with all applicable rules and regulations of the SEC;

                           (7) file the  documents  required  of the Company and
otherwise use its best efforts promptly to obtain, if applicable, and maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Acquired Securities are originally sold, and (B) all other states specified in writing by a Investor, provided as to clause (B), however, that the Company shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented; and

                           (8)  with  respect  to  the  initial  filing  of  any
Registration Statement as of the date of declaration of effectiveness, obtain an opinion of counsel to the Company in customary form and reasonably acceptable to each Investor addressed to each Investor selling registrable securities pursuant to the Registration Statement. The Company shall use its best efforts to be listed on the NNMS market and maintain such listing unless listed on another national exchange.

                  (e) The Company shall furnish to each Investor upon request a reasonable number of copies of the prospectus and a supplement to or an amendment of such prospectus as may be necessary in order to facilitate the public sale or other disposition of all or any of the Common Stock held by the Investor.

                  (f) With a view to making available to the Investors the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Investor to sell Common Stock to the public without registration or pursuant to registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the second anniversary of the Closing Date or
(B) the date as of which all of the Acquired  Securities shall have been resold;
(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to any Investor upon request, as long as the Investor owns any Acquired Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and (C) such other information as may be reasonably requested in order to avail any Investor of any rule or regulation of the SEC that permits the selling of any such Acquired Securities without registration.

                  (g) The Company may, at any time, refuse to permit an Investor to resell any Acquired Securities pursuant to a Registration Statement; provided, however, that in order to exercise this right at any time, the Company must deliver a certificate in writing to the Investors, signed by a senior executive officer of the Company, to the effect that suspension of the sale of shares under the Registration Statement until such time as the Company can make an appropriate filing with the SEC is necessary in the good faith determination of the Company's Board of Directors because a sale pursuant to the Registration Statement, in its then current form, would be reasonably likely to constitute a violation of the federal securities laws, which certificate shall specify whether such filing is required to correct information in the Registration Statement which was incorrect when included therein (a "Corrective Filing") or to update or supplement the information therein to reflect new information (a "Supplemental Filing"). In such an event, the Company shall use its best efforts to amend the Registration Statement if necessary and take all other actions necessary to allow such sale under the federal securities laws, and shall notify the Investors promptly after it has determined that such sale has become permissible under the federal securities laws. Notwithstanding the foregoing, the Company shall not be entitled to exercise its right to suspend any sales under the Registration Statement for a Corrective Filing more than one (1) time in any twelve (12) month period, and the Company shall use its best efforts to limit any period during which such Registration Statement may be withdrawn, whether for a Corrective Filing or a Supplemental Filing, to a period not in excess of thirty (30) days; provided, that all officers and directors of the Company, and any other Persons to whom the Company has given registration rights, also agree to suspend the sales of any of the Company's securities owned by such Person during any such period in the case of a Supplemental Filing, and pursuant to such Registration Statement, in the case of a Corrective Filing.

         4.19     Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Investor and its officers, directors, controlling persons and affiliates (each, an "Investor Indemnitee")from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Investor Indemnitee may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in, or omission of a material fact from, any Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in any Registration Statement or this Agreement, and the Company will, as incurred, reimburse such Investor Indemnitee for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Investor Indemnitee specifically for use in preparation of such Registration Statement. The Company will reimburse each Investor Indemnitee for any legal (but only in respect of one counsel to all Investor Indemnitees) or other expenses reasonably incurred and documented in investigating, defending or preparing to defend any such action, proceeding or claim notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this section and the possibility that such payments might later be held to be improper, provided, that to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them.

                  (b) Each Investor, severally and not jointly, agrees to indemnify and hold harmless the Company and its officers, directors, controlling persons and affiliates (each, a "Company Indemnitee") from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which any such Company Indemnitee may become subject (under the Securities Act, state law, common law or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Investor specifically for use in preparation of such Registration Statement; provided, however, that no Investor shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected, in writing, by such Investor and delivered to the Company before the sale from which such loss occurred and in no event shall any Investor be liable for any amount in excess of the net proceeds received for the sale of its Common Stock pursuant to such Registration Statement.

                  (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.19, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person.

                  (d) If the indemnification provided for in this Section 4.19 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount, if any, by which the amount received by the Investor from the sale of the Common Stock to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection (d) to contribute are several in proportion to their respective sales of Common Stock.

                                    ARTICLE V

                               CLOSING CONDITIONS
                               ------------------

         Section 5.1 Investor Closing Conditions. The obligation of the Investors to consummate the transactions contemplated hereby is subject to satisfaction or waiver of each of the following conditions at or prior to
Closing:

                           (a) Secretary's  Certificate.  The Company shall have
delivered to the Investors a certificate of the Secretary of the Company, dated as of the Closing Date, certifying: (i) the adoption by the Company's Board of Directors of attached resolutions authorizing, among other things, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (ii) the incumbency and signatures of the officers of the Company executing this Agreement and the other agreements and instruments contemplated hereby, (iii) the attached copies of the bylaws and certificate of incorporation of the Company, and (iv) the attached copy of a certificate of good standing, issued by the Delaware Secretary of State, and dated no later than 10 days prior to Closing.

                           (b)      Intentionally Left Blank.

                           (c)  Lock-Up   Agreement.   The  Company  shall  have
executed  and  delivered  the  Lock-Up  Agreement  substantially  in the form of
Exhibit 5.1(c) hereto (the "Lock Up Agreement").

                           (d)  Tag  Along  Agreement.   Messrs.   Sebastian  E.
Cassetta and Mario F. Rossi shall have executed and delivered the Tag Along Agreement substantially in the form of Exhibit 5.1(d) hereto (the "Tag Along Agreement").

                           (e) Wire  Transfer  Instructions.  The Company  shall
have provided to each of the Investors written wire transfer instructions with respect to the portion of the Aggregate Purchase Price being paid by each Investor at Closing.

                           (f)  Stock  Certificates.   The  Company  shall  have
delivered to each Investor a certificate representing the Purchased Shares acquired by such Investor pursuant to the terms hereof.

                           (g)  Closing  Certificate.  The  Company  shall  have
delivered to the Investors a certificate of an authorized officer of the Company certifying that the representations and warranties of the Company contained in this Agreement, the Lock-Up Agreement and in each certificate or document delivered by the Company to the Investors in connection with the transactions contemplated hereby and thereby are true and correct in all material respects on and as of the date of this Agreement and the Company shall have performed all obligations and complied in all material respects with all agreements, undertakings, covenants and conditions required hereunder or thereunder to be performed by it prior to the Closing.

                           (h)  Opinion of  Counsel.  The  Investors  shall have
received at the Closing from Parker Chapin, LLP, counsel to the Company, a favorable written opinion dated as of the Closing Date which shall be to the effect set forth in Exhibit 5.1(h) hereto.

                           (i) No  Injunction.  There shall not be in effect any
order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

                           (j) Appointment of Board Members. Charles Klotz shall
have been appointed to the Board of Directors of the Company.

                           (k) Aggregate  Equity  Investment.  The Company shall
have obtained at least an aggregate of $17.5 million from the sale of the Common Stock.

         Section 5.2 Company Closing Conditions. The obligation of the Company to consummate the transactions contemplated hereby is subject to the satisfaction or waiver of each of the following conditions at or prior to
Closing:

                           (a) Payment of Purchase Price.  Each of the Investors
shall tender payment by wire transfer of that portion of the Aggregate Purchase Price being paid by such Investor at Closing.

                           (b) No  Injunction.  There shall not be in effect any
order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

                           (c)  Lock-Up  Agreement.  The  Investors  shall  have
executed and delivered the Lock-Up Agreement.

                                   ARTICLE VI

                                   DEFINITIONS
                                   -----------

         Section 6.1 Certain Defined Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth or cross-referenced in this Section 6:

         "Acquired Securities" means (i) the Purchased Shares, (ii) any Top-Up Shares (if any) issued and/or issuable pursuant to the terms hereof, (iii) any Compensation Warrants (if any) issued and/or issuable pursuant to the terms hereof, (iv) any shares of Common Stock (if any) issued and/or issuable on exercise of the Compensation Warrants (if any), and (v) any securities issued and/or issuable in respect of any of the foregoing upon the occurrence of an Adjustment Event or upon exercise or conversion of any of the foregoing.

         "Adjustment Event" means the occurrence of any of the following with respect to the Company and/or any relevant class of its equity securities: a stock dividend, stock split, exchange, combination or division of shares or other equity interests, recapitalization, reclassification, merger, consolidation, reorganization, or the like.

         "Affiliate" means any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with any referenced person and includes without limitation, (a) any Person who is an officer, director, or direct or indirect beneficial holder of at least 5% of the then outstanding capital stock of any referenced Person, and any of the Family Members of any such Person, (b) any Person of which a referenced Person and/or its Affiliates (as defined in clause (a) above), directly or indirectly, either beneficially own(s) at least 5% of the then outstanding equity securities or constitute(s) at least a 5% equity participant, (c) in the case of a specified Person who is an individual, Family Members of such Person, and (d) in the case of the Investors, any entities for which an Investor or any of its Affiliates serve as general partner and/or investment adviser or in a similar capacity, and all mutual funds or other pooled investment vehicles or entities under the control or management of such Investor or the general partner or investment adviser thereof, or any Affiliate of any of them, or any Affiliates of any of the foregoing.

         "Affiliated Group" has the meaning given to it in Section 1504 of the Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

         "Ancillary Agreements" means the Lock-Up Agreement, the Compensation Warrant(s) (if any) issued from time to time pursuant to the terms hereof, and any other agreement or document delivered or executed in connection with this Agreement or the transactions contemplated hereby.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compensation Warrants" shall mean a warrant, substantially in the form of Exhibit 4.18 hereto, exercisable for cash or by cashless exercise (reducing the numbers of shares received) for a number of shares of Common Stock equal to ten percent (10%) of the aggregate number of Purchased Shares acquired by the warrant holder (in the aggregate with its Affiliate(s)) pursuant to the terms hereof at an exercise price per share of Common Stock issuable on exercise thereof equal to seventy percent (70%) of the average trading price of the Common Stock over the 5 trading days immediately prior to the issue date of the warrant (in each case, as adjusted from time to time on the occurrence of an Adjustment Event) for a period of 2 years from the issue date and providing for piggyback registration rights for shares issuable on exercise of each such Compensation Warrant.

         "Damages" means all damages, losses, claims, demands, actions, causes of action, suits, litigations, arbitrations, liabilities, costs, and expenses, including without limitation court costs and the fees and expenses of counsel and experts.

         "Derivative Securities" means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock, and (ii) all options, warrants, and other rights to acquire shares of Common Stock or any class of stock or other security or securities convertible into or exchangeable for shares of Common Stock or any class of stock or other security.

         "Environmental Laws" means, collectively, the Resource Conservation and Recovery Act, CERCLA, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, and any and all state or local statutes, regulations, ordinances, orders, and decrees relating to health, safety, or the environment, each, as the case may be, as amended.

         "Excluded Transactions" means (i) the issuance of shares of Common Stock by the Company on the occurrence of an Adjustment Event; (ii) issuances (other than issuances described in clause (iii) below) of stock, options or warrants from time to time after the date hereof to employees, consultants or directors, so long as all of such issuances do not exceed, in the aggregate and on a Fully-Diluted Basis, 208,308 shares of Common Stock (as such number may be adjusted from time to time on the occurrence of an Adjustment Event); (iii) issuances upon the exercise of currently outstanding options and warrants set forth on Schedule 2.4 hereto, so long as all of such issuances, in the aggregate and on a Fully Diluted Basis, do not exceed 5,446,916 shares of Common Stock (as such number may be adjusted from time to time on the occurrence of an Adjustment Event).

         "Family Members" means, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, and each trust created for the benefit of one or more of such persons and each custodian of a property of one or more such persons and the estate of any such persons.

         "Fully Diluted Basis" means that the relevant calculation of the ownership or percentage ownership (as applicable) of any Person of the equity securities of the Company shall be performed as if (i) all Derivative Securities have been exercised or converted, as the case may be, into shares of Common Stock of the Company, and (ii) all shares of preferred stock or any other series of equity securities of the Company shall have been converted into shares of Common Stock of the Company.

         "GAAP" means generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial
Accounting Standards Board and its predecessors, (ii) applied on a basis consistent with prior periods, and (iii) such that, insofar as the use of accounting principles is pertinent, a certified public accountant could deliver an unqualified opinion with respect to financial statements in which such principles have been properly applied.

         "Hazardous Substances" means, collectively, any hazardous waste, as defined by 42 U.S.C. ss. 6903(5), any hazardous substances as defined by 42 U.S.C. ss. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss. 9601(33), or any toxic substance, methane gas, oil, or hazardous materials or other chemicals or substances regulated by any Environmental Laws.

         "Liens" means any and all liens, claims, mortgages, security interests, charges, encumbrances, and restrictions on transfer of any kind, except: (i) in the case of references to securities, any of the same arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws or are subject to the Lock Up Agreement, (ii) real estate taxes not yet due and payable, and (iii) any lien in favor of any landlord for unpaid rent, additional rent, or other charges, which lien is created by statute or under any lease under which the Company or any of its Subsidiaries is lessee.

         "Person" or "person" (regardless of whether capitalized) means any natural person, entity, or association, including without limitation any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

         "Subsidiary" or "Subsidiaries" means, with respect to any person, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which are at the time owned by such person or by a Subsidiary of such person, if the holders of the shares of such class or classes
(a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

         "TecCapital" means TecCapital, Ltd., a Bermuda corporation.

         Section 6.2 Terms Defined Elsewhere. The following terms are defined herein in the sections identified below:

                  TERM                               SECTION
                  ----                               -------

         Aggregate Purchase Price                    1.1
         Agreement                                   Preamble
         Applicable Rate                             4.8(b)
         Applicable Value                            4.8(c)
         Balance Sheet                               2.6
         Closing                                     1.3
         Closing Date                                1.3
         Common Stock                                1.1
         Company                                     Preamble
         Compensation Trigger Date                   4.18(a)
         Corrective Filing                           4.18(g)
         Employee Benefit Plan                       2.26
         Exchange                                    4.18(a)
         Exchange Act                                2.7
         Extraordinary Common Stock Event            4.8(d)
         Filing Due Date                             4.18(a)
         Investor                                    Preamble
         Investor Securities                         4.8(a)
         Listing Application                         4.18(a)
         Lock-Up Agreement                           5.1(c)
         Material Adverse Effect                     2.1
         Net Consideration Per Share                 4.8(e)(ii)(A)
         NNMS                                        4.18(a)
         Offeree                                     4.7(a)
         Per Share Purchase Price                    1.2
         Proprietary Information                     2.17
         Purchased Shares                            1.1
         Registration Expenses                       4.18(c)

         Registration Statement                      4.18(a)
         SEC                                         2.7
         SEC Documents                               2.7
         Securities Act                              2.7
         Selling Expenses                            4.18(c)
         Supplemental Filing                         4.18(g)
         Tag Along Agreement                         5.1(d)
         Tax                                         2.13
         TecCapital Director                         4.9
         Top-Up Shares                               4.8(a)

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

         Section 7.1 Amendments, Waivers and Consents. For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between the Company and the Investors and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof or thereof. No provision hereof may be waived except by a written instrument signed by the party so waiving such provision; provided, however, that changes in or additions to, and any consents required by, this Agreement may be made, and compliance with any covenant, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) by the consent of Investors holding, in the aggregate, ___% of the Purchased Shares being acquired pursuant to the terms hereof. Except as expressly provided in the preceding sentence, no supplement or modification of this Agreement shall be binding unless executed in writing by each party to be bound thereby.

         Section 7.2 Governing Law; Jurisdiction; Venue etc. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. The state and federal courts of the State of New York located in New York County shall have exclusive jurisdiction to hear and determine any claims or disputes between the Investors and the other party or parties hereto pertaining directly or indirectly to this Agreement and all documents, instruments and agreements executed pursuant hereto, or to any matter arising therefrom (unless otherwise expressly provided for therein); the exclusive choice of forum set forth in this Section 7.2 shall not be deemed to preclude the enforcement of any judgment obtained in such forum or the taking of any action to enforce the same in any other appropriate jurisdiction. All of the parties hereto waive all rights to trial by jury in any action or proceeding instituted by any party against any other party arising out of, on or by reason of this agreement or the documents and transactions contemplated herein.

         Section 7.3 Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction or interpretation of any provision thereof or hereof.

         Section 7.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         Section 7.5 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when delivered by hand, telecopy, or nationally recognized overnight courier, or five (5) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, to the following addresses:

                  If to the Company:

                    One Station Place
                    Stamford, Connecticut 06902
                    Attn:   Sebastian E. Cassetta, Chief Executive Officer
                    Facsimile:  (203) 353-5962

                    With a copy to:

                    Parker Chapin LLP
                    The Chrysler Building
                    405 Lexington Avenue
                    New York, New York 10174
                    Attn:  Michael J. Shef, Esq.
                    Facsimile:  (212) 704-6288

                    If to the Investors:

                    To their respective addresses set forth on Schedule A.

                    With a copy to:

                    Bingham Dana LLP
                    150 Federal Street
                    Boston, MA 02110
                    Attn:  Roger D. Feldman, Esq.
                    Facsimile:  (617) 951-8736

         Section 7.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement, provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         Section 7.7 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes any other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

         Section 7.8 Publicity. The Company and the Investors shall have the right to approve before issuance any press releases or any other public statements sought to be made by the other with respect to the transactions contemplated hereby, except for any disclosures required in connection with obtaining any consents to the transactions contemplated by this Agreement. The Company shall have the right to issue any press release or other public statement in connection with the transaction contemplated hereby, excluding the identity of the Investors, without the prior consent of the Investors, but may disclose the identity of the Investors upon prior written consent of the Investors, which shall not be unreasonably withheld.

         Section 7.9 Expenses. The Company and the Investors will each bear their own costs and expenses and those of their respective advisors related to the transactions herein contemplated; provided that up to an aggregate amount of $15,000 of legal fees and expenses of the Investors relating to the transactions herein contemplated, will be paid by the Company at the Closing and that the Company will further pay any costs and expenses required by it to be paid pursuant to the terms of Sections 4.18 and 4.19, above.

         Section 7.10 Assignment. (a) The Company may not assign this Agreement or its rights and obligations hereunder.

                  (b) Notwithstanding the provisions of the Lock-Up Agreement, any other of the Ancillary Agreements, or any other provision hereof, this Agreement and the rights and obligations hereunder and the Purchased Shares and all other Acquired Securities may be transferred by each of the Investors in its sole discretion at any time, in whole or in part, to any Affiliate(s) or Affiliated Group(s) of the transferor, without the consent of any other party thereto.

                  (c) Without prejudice to any of the rights of the Investors under Section 7.10(b), above, and notwithstanding any other provision hereof or of any of the Ancillary Agreements other than the Lock Up Agreement, this Agreement and any and all the rights and obligations hereunder, and the Purchased Shares and all other Acquired Securities, may also be transferred by each of the Investors in its sole discretion at any time, in whole or in part, to any Person or entity as and when permitted pursuant to the terms of the Lock Up Agreement.

                  (d) Notwithstanding the other provisions of this Section 7.10, no Person acquiring any Acquired Securities in a trade on an Exchange shall receive the benefit of any of the covenants set forth in this Agreement as an assignee thereof.

                  (e) Subject to clause (d), immediately above, any Person acquiring any Acquired Securities and/or rights of an Investor under this Agreement shall constitute an Investor for purposes of this Agreement and any reference to an Investor in this Agreement shall also refer to any such Person.

         Section 7.11 Equitable Relief. Each of the parties acknowledges that any breach by such party of his, her, or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

         Section 7.12 Aggregation of Interests. For purposes of determining whether, for any provision hereof, the number of shares of Common Stock, Purchased Shares, Investor Securities or other securities of the Company held by any Investor or permitted transferee(s) of such Investor is sufficient to meet a required threshold, such Investor or permitted transferee(s) (as the case may be) shall be deemed to hold the number of shares of Common Stock, Purchased Shares, Acquired Securities or other securities of the Company, as the case may be, as are held by such Investor and its Affiliate(s) and/or members of its Affiliated Group(s) (as the case may be).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered as of the day and year first above written.

                                      SMARTSERV ONLINE, INC.


                                      By:______________________________________
                                      Name:
                                      Title:

INVESTORS:                            TECCAPITAL, LTD.
---------


                                      By:_______________________________________
                                      Name:     Charles R. Klotz
                                      Title:    Director


                                      THE ABERNATHY GROUP


                                      By:_______________________________________
                                      Name:
                                      Title:

                                      CONSECO EQUITY FUND
                                      By:  CONSECO CAPITAL MANAGEMENT, INC.


                                      By:_______________________________________
                                      Name:
                                      Title:

CERTAIN STOCKHOLDERS:
--------------------


                                      ------------------------------------------
                                      Sebastian E. Cassetta


                                      ------------------------------------------
                                      Mario F. Rossi

                                                                       Exhibit A
                                                                       ---------


          Investor        Number of Purchased Shares   Aggregate Purchase Price
          --------        --------------------------   ------------------------
      TecCapital, Ltd.              303,030                 $15,000,000.00
     The Abernathy Group            20,202                   $1,000,000.00
     Conseco Equity Fund            30,303                   $1,500,000.00
                                                            --------------
            TOTAL                   353,535                 $17,500,000.00